Exhibit 10.1

700 Milam, Suite 800

Houston, Texas 77002

August 9, 2012

Blackstone CQP Holdco LP

345 Park Avenue, 44th Floor

New York, NY 10154

Attn: David Foley & Sean Klimczak

Re:	Unit Purchase Agreement, dated as of May 14, 2012 (the “Agreement”), among Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy, Inc. (“CEI”) and Blackstone CQP Holdco LP (the “Purchaser”) (All capitalized terms used but not defined herein shall have the meanings therfor set forth in the Agreement.)

Dear David and Sean:

In connection with the above-referenced agreement, the Partnership hereby requests your waiver, consent or agreement, as applicable, with respect to the following:

•

the Purchaser waives the Initial Funding condition precedents set forth in Section 2.03(b)(vii) of the Agreement with respect to closing the CTPL Transaction and the acquisition by CEI of Class B Units pursuant to the CEI Subscription Agreement

•

the Purchaser waives the requirements in Sections 6.03 and 6.05 of the Agreement that CEI and CQP continue using commercially reasonable efforts to consummate the CTPL Transaction and the transactions contemplated by the CEI Subscription Agreement;

•	the Purchaser agrees that clause (1) of Section 6.01(a) of the Agreement shall be applicable only during the Restricted Period;

•

the Purchaser consents under Sections 6.01(b)(i) and 6.05 of the Agreement to amend and restate the CTPL Purchase Agreement as set forth on Annex A to this letter, and such amended and restated agreement shall not give the Purchaser a termination right under Section 6.01(b)(i) of the Agreement;

•	the Purchaser agrees that the failure to consummate the CTPL Transaction at any time shall not constitute a CQP Material Adverse Effect;

•

the Purchaser agrees not to seek any claim for indemnification under Article VII of the Agreement as a result of CEI and CQP not consummating the transactions contemplated by the CTPL Purchase Agreement or the CEI Subscription Agreement;

•

Schedule 4.03 to the Agreement is hereby amended to add the following agreements thereto: (i) Master LNG Sale and Purchase Agreement, dated June 29, 2012, between Cheniere Marketing, LLC and Sabine Pass LNG, (ii) Amended and Restated Variable Capacity Rights Agreement, dated July 31, 2012, between Cheniere Marketing, LLC and

Blackstone CQP Holdco LP

August 9, 2012

Cheniere Energy Investments, LLC and (iii) Transportation Precedent Agreement, dated August 6, 2012, between Sabine Pass Liquefaction, LLC and Creole Trail Pipeline, L.P.;

•	Section 2.03(b)(xi)(12) of the Agreement is hereby amended to replace “Purchaser” with “Blackstone Management Partners L.L.C.”;

•

CQP waives the Initial Funding condition precedent set forth in Section 2.03(c)(iv)(3) and acknowledges that a cross-receipt duly executed by the Purchaser certifying that Purchaser has received the Purchased Units will only be delivered following receipt of the original certificates evidencing the Purchased Units; and

•

CQP and the Purchaser waive the mutual Initial Funding condition precedent set forth in Section 2.03(a)(iv) that the initial “Independent Directors” to be appointed under the GP Amended LLC Agreement have been mutually agreed upon and named therein.

If the foregoing accurately reflects our agreement and understanding, please so indicate below by executing a counterpart of this letter and returning it to the undersigned

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC, its
general partner

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Senior Vice President and
Chief Financial Officer

CHENIERE ENERGY, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Vice President and Treasurer

ACKNOWLEDGED, WAIVED,

CONSENTED AND AGREED:

BLACKSTONE CQP HOLDCO LP

By:	Blackstone CQP Holdco GP LLC, its general partner

By:	Blackstone Manager Associates VI L.L.C., its sole member

By:	BMA VI L.L.C., its sole member

By:	/s/ David I. Foley
Name:	David I. Foley
Title:	Senior Managing Director

cc:	David S. Allinson (Latham & Watkins LLP) Charles E. Carpenter (Latham & Watkins LLP)